SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of report (Date of earliest reported): December 7, 2004

                       Advantage Capital Development Corp.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                 (State or Other Jurisdiction of Incorporation)

                              000-50413 87-0217252
           (Commission File Number) (IRS Employer Identification No.)

                 2999 N.E. 191st Street, PH2 Aventura, FL 33180
               (Address of Principal Executive Offices)(Zip Code)

                                 (866) 820-5139
              (Registrant's Telephone Number, Including Area Code)


          (Former Name or Former Address, if Changed Since Last Report)
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INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 8.01. OTHER EVENTS AND REGULATION FD DISCLOSURE

On December 7, 2004, Advantage Capital Development Corp. issued a press release announcing that the Company has participated in a $600,000 investment in Networth Technologies, formerly known as Colmena Corp. (OTCBB: CLME), a global management consulting, technology services and acquisition company.

Networth Technologies is a leading provider of outsourced information technology and business solutions that help mid-market businesses, financial institutions and corporations create and manage data integrity, network security and information technology business processes. Networth's business plan calls for the acquisition of companies with good name recognition in their respective markets and a history of profitability. The investment was made in the form of a collateralized senior debenture and Advantage Capital also received warrants to purchase common stock in Networth for its commitment.

The Company believes that with this investment, it is providing an advantageous financial solution for a promising small company that requires capital in order to realize its potential. Networth Technologies meets the Company's specific criteria for investments and provides the Company with an acceptable exit strategy.

Advantage Capital is a business development company, which operates specifically to meet the needs of small and emerging companies that need capital to grow. Business development companies, as defined under the Investment Act of 1940, are specifically designed to encourage the growth of small businesses. The rules provide certain financing advantages for companies that invest in small and emerging businesses. As a result, this will include investing in both public and private entities using certain types of debt and equity financing not normally available to other public companies.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of business acquired:

      None

(b) Exhibits

Number   Exhibit
------   -------
10.1    Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                ADVANTAGE CAPITAL
                                DEVELOPMENT CORP.

                                By:/s/ Jeff Sternberg
                                  ------------------------------
                                       Jeff Sternberg, President

December 7, 2004